SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         CITRUS FINANCIAL SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Florida                                    65-0136504
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


      1717 Indian River Boulevard, Suite 100       Vero Beach, Florida  32960
      --------------------------------------       -------------------  -----
     (Address of principal executive offices)               (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class             Name of each exchange on which
           to be so registered             each class is to be registered

                   None                                  None
           -------------------             ------------------------------

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ X ]

     Securities Act registration statement file number to which this form relates: 333-67613 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, Par Value $3.15 per share
                    ---------------------------------------
                               (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     The Registrant hereby incorporates by reference the description of its common stock, par value $3.15 per share, contained under the heading "DESCRIPTION OF CAPITAL STOCK" in the Prospectus included in its Registration Statement on Form SB-2, Registration No. 333-67613 ("Registration Statement") originally filed with the Commission on November 20, 1998.

Item 2.  Exhibits

     Exhibit No.                   Description
     -----------                   -----------

         1 Articles of Incorporation and the Bylaws of Registrant filed as Exhibits 3.1 and 3.2 to the Company's S-18 Registration Statement, File No. 33-29696-A, and Amendments to Bylaws of the Company filed as an exhibit to the Company's 1995 1st quarter 10Q, are hereby incorporated by reference.

         2 Specimen Common Stock Certificate filed as Exhibit 4.1 to Registration Statement No. 333-67613, is hereby incorporated by reference.



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:      Citrus Financial Services, Inc.
                 -------------------------------

Date:             May 19, 1999
                 -------------------------------

By :             /s/ Josh C. Cox, Jr.
                 -------------------------------
                 Josh C. Cox, Jr.
                 President/Chief Executive Officer